Exhibit 10.1

EXECUTION VERSION

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of January 13, 2021, between Crescent Acquisition Corp, a Delaware corporation (the “Company”), and Crescent Capital Group Holdings LP, a Delaware limited partnership (the “Purchaser”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, on January 13, 2021, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as representative, agent and attorney-in-fact of the Company Stockholder (as defined in the Merger Agreement) thereunder (in such capacity, the “Stockholder Representative”), which provides for, among other things, a Business Combination involving the Company and LiveVox;

WHEREAS, the Company, pursuant to a prospectus dated March 17, 2019, sold in its initial public offering (“IPO”) 25,000,000 units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, in connection with the IPO, the Company’s sponsor, CFI Sponsor LLC, purchased an aggregate of 7,000,000 warrants at a price of $1.00 per warrant in a private placement that closed simultaneously with the closing of the IPO (such warrants, the “Private Placement Warrants”); and

WHEREAS, the parties hereto wish to enter into this agreement, pursuant to which immediately prior to the closing of the Business Combination (the “Business Combination Closing”), among other things, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on a private placement basis, certain securities of the Company as set forth herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.     Sale and Purchase.

(a)     Forward Purchase Securities.

(i)     The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 2,500,000 Class A Shares (the “Forward Purchase Shares”), plus 833,333 warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”), in each case determined as set forth in clause 1(a)(ii), for an aggregate purchase price of $10.00 per unit (the “Forward Purchase Price”) of one Forward Purchase Share and one-third of one Forward Purchase Warrant (each, a “Forward Purchase Unit”), or $25,000,000 in the aggregate

Notwithstanding anything to the contrary contained herein, to the extent the Company obtains alternative financing to fund the Business Combination in substitution or replacement of the commitment(s) to purchase Forward Purchase Units hereunder (“Alternative Financing”), the aggregate commitments hereunder shall be reduced by the amount of the Alternative Financing solely to the extent, and on a dollar-for-dollar basis, by the amount of such Alternative Financing actually funding at the Business Combination Closing.

(ii)     The Forward Purchase Units to be issued and sold by the Company and purchased by the Purchaser hereunder will, if the conditions set forth herein are satisfied, result in gross proceeds to the Company in an aggregate amount equal to the amount of funds necessary for the Company to consummate the initial Business Combination and pay related fees and expenses, less amounts available to the Company from the Trust Account (after payment of the deferred underwriting discount and after giving effect to any redemptions of Public Shares), plus any additional amounts that may be retained by the post-Business Combination company for working capital or other purposes.

(iii)     Each Forward Purchase Warrant will have the same terms as each Private Placement Warrant, and will be subject to the terms and conditions of the Warrant Agreement entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO on March 7, 2019 (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable 30 days after the Business Combination Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of the Company, as described in the Warrant Agreement. The Forward Purchase Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Purchaser or its Transferees (as defined below). If the Forward Purchase Warrants are held by Persons (as defined below) other than the Purchaser or its Transferees, the Forward Purchase Warrants will have the same terms as the Public Warrants, as set forth in the Warrant Agreement. Each Forward Purchase Share will have the same terms as each Public Share, except as provided herein.

(iv)     The Company shall require the Purchaser to purchase the Forward Purchase Securities by delivering notice to the Purchaser, at least five (5) Business Days before the Business Combination Closing, specifying the number of Forward Purchase Shares and Forward Purchase Warrants the Purchaser is required to purchase, the date of the Business Combination Closing, the aggregate Forward Purchase Price and instructions for wiring the Forward Purchase Price. The closing of the sale of Forward Purchase Securities (the “Forward Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Purchaser shall deliver to the Company, to be held in escrow until the Forward Closing, the Forward Purchase Price for the Forward Purchase Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice. Immediately prior to the Forward Closing on the Forward Closing Date, (A) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchaser, and (B) upon such release, the Company shall issue the Forward Purchase Securities to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or this Agreement), registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchaser, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price to the Purchaser. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)     Legends. Each book entry for the Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

2.     Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof and as of the Forward Closing Date:

(a)     Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)     Authorization. The Purchaser has full power and authority to enter into this Agreement. To the extent applicable, this Agreement has been approved by the applicable governing entity of the Purchaser and the Business Combination contemplated by the Merger Agreement is contemplated with a company engaged in a business that is within the investment objectives, guidelines and restrictions of the Purchaser and not in violation of any conflict of interest provisions applicable to the Purchaser. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)     Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)     Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)     Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)     Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, as well as the terms of the Company’s proposed Business Combination, with the Company’s management.

(g)     Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities to the Purchaser has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any Class A Shares for which they may be exercised, for resale, except as provided herein (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed a registration statement on Form S-1 (File No. 333-229718) in connection with its IPO. The Purchaser understands that the offering of the Forward Purchase Securities was not and was not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(h)     High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)     Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)     No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(k)     Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(l)     Adequacy of Financing. At the time of the Forward Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(m)     OFAC/Patriot Act. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by law, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by law, it maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Forward Purchase Securities were legally derived.

(n)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.     Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows on the date hereof and as of the Forward Closing Date:

(a)     Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)     Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)     500,000,000 Class A Shares, 25,000,000 of which are issued and outstanding.

(ii)     25,000,000 Class F common stock, par value $0.0001 per share (the “Class F Shares”), 6,250,000 of which are issued and outstanding as of the date hereof. All of the outstanding Class F Shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(iii)     5,000,000 preferred shares, none of which are issued and outstanding.

(c)     Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the Forward Closing, and the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)     Valid Issuance of Securities. The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the securities issuable upon exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement, will be validly issued, fully paid and non-assessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)     Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)     Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation, as it may be amended from time to time (the “Charter”), bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)     No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(h)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.	Registration Rights; Transfer

(a)	Registration Rights.

(i) The Company agrees that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense), within thirty (30) calendar days after the Business Combination Closing, a registration statement (the “Forward Registration Statement”) registering the resale of the Forward Purchase Securities and the Class A Shares underlying the Forward Purchase Warrants (collectively, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Forward Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Registrable Securities in the Forward Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder.

(ii)     Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Forward Registration Statement, and from time to time to require Purchaser not to sell under the Forward Registration Statement or to suspend the effectiveness thereof, if the Company determines that in order for the Forward Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or its subsidiaries or would require additional disclosure by the Company in the Forward Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that (i) the Company may not delay or suspend the Forward Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period and (ii) the Company shall use commercially reasonable efforts to make the Forward Registration Statement available for sale by the Purchaser of its Registrable Securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Forward Registration Statement is effective or if as a result of a Suspension Event the Forward Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Purchaser agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Forward Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales; provided, for the avoidance of doubt, that the Company shall not include any material non-public information in any such written notice. If so directed by the Company, Purchaser will deliver to the Company or, in Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(b)	Indemnification.

(i) The Company shall indemnify Purchaser (to the extent a seller under the Forward Registration Statement), its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement (or incorporated by reference therein), any prospectus included in the Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based upon information regarding Purchaser furnished in writing to Company by Purchaser expressly for use therein.(ii) The Purchaser shall, severally and not jointly with any other selling stockholder named in the Forward Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are based upon information regarding Purchaser furnished in writing to the Company by Purchaser expressly for use therein provided, however, that the indemnification contained in this Section 4(b)(ii) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Purchaser exceed the net proceeds received by Purchaser upon the sale of the Acquired Shares giving rise to such indemnification obligation. Purchaser shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which Purchaser is aware.

(iii) If the indemnification provided under this Section 4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4(b)(iii) shall be individual, not joint and several, and in no event shall the liability of Purchaser hereunder exceed the net proceeds received by Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)     Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the Forward Purchase Securities) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”); provided that:

(i)     the applicable Transferee shall execute and deliver to the Company a signature page to this Agreement, substantially in the form of Exhibit A hereto (the “Transferee Joinder”), which shall reflect the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(ii)     upon a Transferee’s execution and delivery of a Transferee Joinder, the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the applicable Transferee pursuant to the applicable Transferee Joinder, which reduction shall be evidenced by the Purchaser, the Transferee and the Company, as applicable, amending Exhibit B to this Agreement to reflect each transfer and updating the “Number of Forward Purchase Shares”, “Number of Forward Purchase Warrants”, and “Aggregate Purchase Price for Forward Purchase Securities” on the Purchaser’s signature page hereto to reflect such reduced number of Forward Purchase Securities; provided, that the Purchaser shall not be released from its obligation to purchase such Transferee Securities hereunder unless and until the Transferee satisfies it obligation in full to purchase the number of Forward Purchase Shares and Forward Purchase Warrants set forth in the Transferee Joinder and on the terms and conditions set forth in this Agreement; provided, further, that the Company’s and LiveVox’s sole recourse under this Section 4(c)(ii) shall be against Purchaser. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Exhibit B and the Purchaser’s signature page hereto need be so amended and updated and executed by each of the Purchaser, the Transferee and the Company upon the occurrence of any such transfer of Transferee Securities.

5.	Additional Agreements and Acknowledgements of the Purchaser.

(a)     Forward Purchase Share Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) any Forward Purchase Shares until the earlier of (i) 180 days after the Business Combination Closing or (ii) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the prior sentence, Transfers of the Forward Purchase Shares are permitted (any such transferees, the “Permitted Transferees”) (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Purchaser, or any affiliates of the Purchaser; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) in the event of the Company’s liquidation prior to the completion of a Business Combination; (G) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Class A Shares for cash, securities or other property subsequent to the completion of a Business Combination; (H) as a distribution to limited partners, members or stockholders of the Purchaser; (I) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser or any of its affiliates, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor; (J) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (I) above; (K) to the Purchaser or any Transferee hereunder; (L) by virtue of the laws of the Purchaser’s jurisdiction of formation or its organizational documents upon dissolution of the Purchaser; and (M) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (A) through (E) and (H) through (L), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Securities, whether any such transaction is to be settled by delivery of such Forward Purchase Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b)     Warrant Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer any Forward Purchase Warrants (or Class A Shares issued or issuable upon the exercise of any such warrants) until 30 days after the completion of the initial Business Combination, except that Transfers of the Forward Purchase Warrants are permitted to any Permitted Transferee.

(c)     Trust Account.

(i)     The Purchaser hereby acknowledges that it is aware that the Company has established a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), in an amount equal to the gross proceeds from the IPO for the benefit of its public stockholders. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)     The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(d)     Redemption and Liquidation. The Purchaser hereby waives, with respect to any Forward Purchase Shares held by it, any redemption rights it may have in connection with (i) the consummation of the initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination and (ii) any stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within 24 months from the closing of the IPO or in the context of a tender offer made by the Company to purchase Class A Shares, it being understood that the Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares held by it.

(e)     Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed initial Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class F Shares and Class A Shares owned by it in favor of any proposed Business Combination and all other proposals contemplated in the Merger Agreement.

(f)     No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.     Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and Public Warrants on The Nasdaq Capital Market (or another national securities exchange).

7.     Forward Closing Conditions.

(a)     The obligation of the Purchaser to purchase the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)     The initial Business Combination shall be approved by a unanimous vote of the Company’s Board of Directors;

(ii)     The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(iii)     The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation;

(iv)     The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v)     The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(vi)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(b)     The obligation of the Company to sell the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)     The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(ii)     The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)     The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Forward Closing;

(iv)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities; and

8.     Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)     by mutual written consent of the Company and the Purchaser;

(b)     automatically

(i)     if the Merger Agreement is validly terminated in accordance with its terms; or

(ii)     if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.     General Provisions.

(a)     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, Attention: General Counsel.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)     No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)     Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)     Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)     Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, each of LiveVox and the Stockholder Representative shall be a third party beneficiary of this Agreement.

(f)     Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)     Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)     Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

(j)     Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)     Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)     Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)     Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)     Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants.

(o)     Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)     Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)     Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

CRESCENT CAPITAL GROUP HOLDINGS LP

By: CRESCENT CAPITAL GP, LLC, its general partner

By:	/s/ Jean-Marc Chapus
Name:	Jean-Marc Chapus
Title:	Member

COMPANY:

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
Name:	Christopher G. Wright
Title:	President

[Signature Page to Amended & Restated Forward Purchase Agreement]

EXHIBIT A

FORM OF TRANSFEREE JOINDER

Number of Forward Purchase Shares:

Number of Forward Purchase Warrants:

Aggregate Purchase Price for Forward Purchase Securities:	$

TO BE EXECUTED UPON ANY ASSIGNMENT IN ACCORDANCE WITH THIS AGREEMENT TO “NUMBER OF FORWARD PURCHASE SHARES,” “NUMBER OF FORWARD PURCHASE WARRANTS” AND “AGGREGATE PURCHASE PRICE FOR FORWARD PURCHASE SECURITIES” SET FORTH ABOVE:

Number of Forward Purchase Shares, Number of Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Securities as of             , 20[    ], accepted and agreed to as of this day of             , 20[    ].

TRANSFEREE:

[ ]

By:
Name:
Title:

COMPANY:

CRESCENT ACQUISITION CORP

By:
Name:
Title:

EXHIBIT B

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SECURITIES

The following transfers of a portion of the number of Forward Purchase Shares and Forward Purchase Warrants has been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares to be Transferred	Number of Forward Purchase Warrants to be Transferred	Purchaser Revised Forward Purchase Share Amount	Purchaser Revised Forward Purchase Warrant Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OF FORWARD PURCHASE SECURITIES:

Exhibit B as of             , 20[    ], accepted and agreed to as of this day of         , 20[    ] by:

TRANSFEREE:

[ ]

By:
Name:
Title:

COMPANY:

CRESCENT ACQUISITION CORP

By:
Name:
Title: